UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Harmony Biosciences Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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HARMONY BIOSCIENCES HOLDINGS, INC.
630 W. GERMANTOWN PIKE, SUITE 215
PLYMOUTH MEETING, PENNSYLVANIA 19462
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 20, 2021 via online webcast at www.virtualshareholdermeeting.com/HRMY2021.
Dear Stockholders of Harmony Biosciences Holdings, Inc.:
The 2021 annual meeting of stockholders (the “Annual Meeting”) of Harmony Biosciences Holdings, Inc., a Delaware corporation (“Harmony”), will be held virtually on May 20, 2021 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast at www.virtualshareholdermeeting.com/HRMY2021. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and Harmony. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 6.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.	to elect three Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on March 22, 2021 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
In seeking to reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials free of charge over the Internet. On or about April 9, 2021, we expect to mail the Notice to our stockholders of record as of the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021:
The proxy statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.

We appreciate your continued support of Harmony.
By order of the Board of Directors,

/s/ John C. Jacobs
John C. Jacobs, President, Chief Executive Officer and Director
Plymouth Meeting, Pennsylvania
April 9, 2021

i

ii

HARMONY BIOSCIENCES HOLDINGS, INC.

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 20, 2021
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Harmony Biosciences Holdings, Inc., a Delaware corporation (“Harmony” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on May 20, 2021 at 1:00 p.m. Eastern Time.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to virtually attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to virtually attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 6.
The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 9, 2021 to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021:
The proxy statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We are excited to be using the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global reach and worldwide stockholder base. In addition to supporting the health and well-being of our stockholders and other meeting participants during the coronavirus (COVID-19) pandemic, we also believe a virtual Annual Meeting allows more stockholders (regardless of physical location, size or resources) to have direct access to information in real time, while saving the company and our stockholders time and money. In addition to reducing the environmental impact of our Annual Meeting, we also believe that the online tools we have selected will increase stockholder communication and overall participation. We remain very conscious to any concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors and management. We plan to answer questions as they come in and address those asked in advance as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we intend to group such questions together and provide a single response to avoid repetition. A replay and a written transcript of the Annual Meeting will be made publicly available on our investor relations site.
What matters am I voting on and how does the board of directors recommend that I vote?
	HARMONY BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
PROPOSAL NO. 1 The election of three Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	21
PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	FOR	22
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our common stock as of the close of business on March 22, 2021, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 56,892,406 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each proposal. We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares
Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent or with our equity award management system (Shareworks), then you are considered to be the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at, the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to virtually attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Both stockholders of record and street name stockholders will be able to virtually attend the Annual Meeting via live audio webcast, submit questions during the meeting and vote their shares electronically at the Annual Meeting. For more information on how to virtually attend the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 6.
How many votes are needed for approval of each proposal?
PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of three Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
Our amended and restated Bylaws (“Bylaws”) state that to be elected, a nominee must receive a plurality of the votes of the shares present or represented by proxy and entitled to vote on the election of directors. “Plurality” means that the three individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, including by proxy, of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
by Internet before the annual meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 19, 2021 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 19, 2021 (have your Notice or proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•
by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/HRMY2021, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 6.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?
Both stockholders of record and street name stockholders with a legal proxy will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/HRMY2021. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.
The Annual Meeting live audio webcast will begin promptly at 1:00 p.m. Eastern Time on Thursday, May 20, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.
What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at 1-844-986-0822 (International: 1- 303-562-9302). Please be sure to check in by 12:45 p.m. Eastern Time on May 20, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the General Counsel of Harmony Biosciences Holdings, Inc., in writing, at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462; or
•	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. John Jacobs (our President, Chief Executive Officer and Director) and Christian Ulrich (our General Counsel) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 9, 2021 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker, bank or other nominee will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 31, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Harmony Biosciences Holdings, Inc.
Attention: Secretary
630 W. Germantown Pike, Suite 215
Plymouth Meeting, Pennsylvania 19462
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the business (i) must constitute a proper matter for stockholder action and (ii) must be properly brought before the meeting by a stockholder who was a stockholder of record at the time of the notice given and at the time of the annual meeting and who is entitled to vote at the meeting. The stockholder must provide timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•	not earlier than January 20, 2022; and
•	not later than February 19, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than:
•	the 90th day prior to our 2022 annual meeting of stockholders; or, if later
•	the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. For additional information regarding stockholder recommendations for director candidates, please see “Board of Directors and Corporate Governance: Stockholder Recommendations and Nominations to the Board of Directors.”
You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:
•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board (the “PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;
•	extended transition periods for complying with new or revised accounting standards; and
•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. As mentioned above, the JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. While we have elected to use this extended transition period, to date we have not delayed the adoption of any applicable accounting standards. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. All of our directors, other than John Jacobs, our President and Chief Executive Officer, and Jeff Aronin, our Chairman, are independent within the meaning of the listing standards of the Nasdaq Global Market (“Nasdaq”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 22, 2021, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information is below.
	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees
Jeffrey S. Aronin	I	53	Director, Chairman	2017	2021	2024
R. Mark Graf	I	56	Director	2020	2021	2024	X
John C. Jacobs	I	54	President and Chief Executive Officer, Director	2018	2021	2024
Continuing Directors
Eric Motley(1)	II	48	Director	2020	2022	—	X
Juan A. Sabater	II	56	Director	2017	2022	—	X
Gary Sender	II	59	Director	2020	2022	—	X
Antonio Gracias	III	50	Director	2017	2023	—	X
Jack Bech Nielsen	III	57	Director	2017	2023	—	X
Andreas Wicki, Ph.D.	III	62	Director	2017	2023	—	X
Legend:
Chair
Member
Audit committee financial expert
(1)
As noted below, Mr. Motley will resign from our board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

Resignation of Director
On April 8, 2021, Eric Motley notified the Company that he will resign from the Company's board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art. Mr. Motley's resignation does not arise from any disagreement with the Company or its management on any matter relating to the Company's operations, policies or practices, or regarding the general direction of the Company.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee, in recommending director candidates for election to the board of directors, and the board of directors, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
In evaluating director candidates, the nominating and corporate governance committee and the board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:
•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the candidate’s experience as a board member of another publicly held company;
•	the candidate’s professional and academic experience relevant to the Company’s industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in finance and accounting and / or executive compensation practices;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•	the candidate’s geographic background, gender, age and ethnicity.
In addition, the board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The board of directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that it, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Nominees for Director
JEFFREY S. ARONIN

Chairman and Chief Executive Officer of Paragon Biosciences and Founder of Harmony
Director since 2017
Age 53

Committees: None

Jeffrey S. Aronin founded Harmony and has served on our board of directors and as non-executive Chairman since October 2017. In June 2017, Mr. Aronin founded Paragon Biosciences which he leads as Chairman and Chief Executive Officer. Paragon Biosciences is a life science innovator that invests in, builds, and advises a portfolio of bioscience companies. In addition to serving on our board, Mr. Aronin serves on the boards of other Paragon privately-held portfolio companies, including Qlarity Imaging, LLC, which develops artificial intelligence-enabled diagnostic tools, Castle Creek Pharma, LLC, which is dedicated to rare genetic dermatology, Emalex Biosciences Inc., which is dedicated to treating neurological conditions, and Skyline Biosciences, LLC, which is dedicated to treating oncology conditions. From January 2011 to May 2017, Mr. Aronin was the Chairman and Chief Executive Officer of Marathon Pharmaceuticals, LLC, a private research-based biopharmaceutical company that developed drugs for rare diseases, which was subsequently acquired by PTC Therapeutics. Prior to that, Mr. Aronin founded Ovation Pharmaceuticals, Inc., or Ovation, where he served as President and Chief Executive Officer from 2000 to 2009. After Lundbeck A/S acquired Ovation in 2009, Mr. Aronin served as Chief Executive Officer of Lundbeck Inc. until 2011. Since June 2008, Mr. Aronin has served on the public board of directors of Discover Financial Services, Inc. Mr. Aronin also currently serves on the boards of several non-profit organizations including The Aspen Institute and MATTER, which Aronin founded to support life science innovation. Mr. Aronin received a B.S. in marketing from Northern Illinois University and an M.B.A. from DePaul University. We believe that Mr. Aronin is qualified to serve on our board of directors due to his vast skills and experience in biopharmaceutical strategy, innovation, business development, commercialization, lifecycle management, capital structure and finance.

R. MARK GRAF

Former Chief Financial Officer of Discover Financial Services
Director since 2020
Age 56

Committees: Audit Committee

R. Mark Graf has served as a member of our board of directors since November 2020. Mr. Graf served as Chief Financial Officer of Discover Financial Services, a publicly traded financial services company, from April 2011 to September 2019. Prior to joining Discover, he served as an Investment Advisor at Aquiline Capital Partners from 2008 to 2011 and a Partner at Barrett Ellman Stoddard Capital Partners from 2006 to 2008. Mr. Graf served as Chief Financial Officer of Fifth Third Bancorp from 2004 to 2006, and was its Corporate Treasurer from 2001 to 2004. He also served in various roles at AmSouth Bancorporation from 1994 to 2001. Mr. Graf previously served on the board of directors of BNC Bancorp, formerly a publicly traded bank holding company, from 2010 to 2011 and currently serves on the board of directors of Signet Jewelers Limited. Mr. Graf was selected to the Board because of his extensive business, capital analysis, risk management and financial management expertise, and we believe he will bring valuable experience and insight to the Board.

JOHN C. JACOBS President and Chief Executive Officer of Harmony Director since 2020 Age 54 Committees: None John Jacobs’s business background information is set forth under “Executive Officers” below.
Continuing Directors
ERIC MOTLEY

Executive Vice President and Corporate Secretary at the Aspen Institute
Director since 2020
Age 48

Committees: None

Eric Motley has served on our board of directors since November 2020. Mr. Motley currently serves as an Executive Vice President and Corporate Secretary at the Aspen Institute, a global, non-partisan public policy organization, based in Washington, DC, a role he has held since 2016. Mr. Motley joined the Aspen Institute in 2007 and has held roles of increasing responsibility, including serving as Vice President and Managing Director of the Henry Crown Fellowship Program from 2007 to 2014. Prior to joining the Aspen Institute, Mr. Motley served as counselor to the Assistant Secretary of State for Educational and Cultural Affairs for the U.S. Department of State from 2005 to 2007. Mr. Motley began his career at the White House, serving as Special Assistant to the President, Office of Presidential Personnel for the George W. Bush Administration, from 2001 to 2005. Mr. Motley was selected to the Board because of his extensive management and organizational expertise, as well as his strong governance experience, and we believe he will bring valuable experience and insight to the Board. On April 8, 2021, Eric Motley notified the Company that he will resign from the Company's board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

JUAN A. SABATER

President of Valor Management LLC
Director since 2017
Age 56

Committees: Nominating and Corporate Governance Committee (Chair)

Juan A. Sabater has served on our board of directors since 2017. Mr. Sabater has served in various roles at Valor since 2010, most recently as President. Prior to joining Valor, Mr. Sabater was a Managing Director of Goldman Sachs & Co. in their Investment Banking Division, from 1998 to 2006. He also currently serves on the board of several private companies and organizations including The Frick Collection and Girls Who Code Inc. Mr. Sabater currently serves as the Co-Chairman of Augeo Affinity Marketing, Inc., and also sits on the board of trustees of The Hewitt School. He received an A.B. in history from Princeton University and a J.D. from Stanford Law School. Mr. Sabater was also a former officer in the U.S. Army Reserve. We believe that Mr. Sabater is qualified to serve on our board of directors due to his expansive skillset including his management experience with a nationally recognized private equity firm and an investment banking company, along with his demonstrated business acumen.

GARY SENDER

Former Chief Financial Officer of Nabriva Therapeutics
Director since 2020
Age 59

Committees: Audit Committee (Chair and Audit Committee Financial Expert), Compensation Committee

Gary Sender has served as a member of our board of directors since August 2020. Mr. Sender has served as Chief Financial Officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, since May 2016. Prior to joining Nabriva, Mr. Sender served as Chief Financial Officer and Executive Vice President at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as Senior Vice President, Finance at Shire plc, or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited, supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. Prior to joining Shire, Mr. Sender served as founding Chief Financial Officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co., Inc., a publicly traded pharmaceutical company. Mr. Sender currently serves on the board of Schrödinger, Inc. and is the Chairman of their Audit and Compensation Committees. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Sender is qualified to serve on our board of directors because of his extensive finance and life sciences industry experience, as well as his demonstrated business acumen.

ANTONIO GRACIAS

Chief Executive Officer and Chief Investment Officer of Valor Management LLC
Director since 2017
Age 50

Committees: Compensation Committee (Chair)

Antonio J. Gracias has served on our board of directors since September 2017. Since September 2001, Mr. Gracias has been Chief Executive Officer and Chief Investment Officer of Valor Management LLC, or Valor, a private equity firm. Mr. Gracias has served as a director of Castle Creek Pharmaceuticals since September 2018. He also served as a director of Marathon Pharmaceuticals, LLC from November 2013 until its acquisition by PTC Therapeutics in May 2017, and SolarCity Corporation from 2012 to 2016. Mr. Gracias has served on the board of directors of Tesla, Inc., since May 2007, including as Lead Independent Director from September 2010 to April 2019. Mr. Gracias also serves as director of SpaceX. He has over 20 years of experience investing in a variety of sectors including private equity, public equity and real estate transactions. Mr. Gracias received a joint B.S. / M.S.F.S. degree in international finance and economics from Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School. We believe that Mr. Gracias is qualified to serve on our board of directors due to his skills and experience in investment strategy, portfolio company management and improvement, and finance in several industries, including pharmaceuticals and healthcare.

JACK BECH NIELSEN

Managing Partner at Vivo Capital, LLC
Director since 2017
Age 57

Committees: Compensation Committee, Nominating and Corporate Governance Committee

Jack B. Nielsen has served on our board of directors since September 2017. Mr. Nielsen has served as a Managing Partner at Vivo Capital, LLC, a healthcare-focused investment firm, since August 2017, and as a consultant at Vivo Capital from March 2017 to July 2017. From April 2001 to February 2017, Mr. Nielsen worked within the Novo Holdings A/S venture activities in several roles, most recently being employed as a Senior Partner. Mr. Nielsen has served on the board of directors of Reata Pharmaceuticals, Inc., a public pharmaceutical company, since June 2006. He has also served on the board of directors of Aligos Therapeutics, Inc. since August 2018, MacuLogix, Inc. since March 2019, and ALX Oncology Limited since April 2020. Mr. Nielsen previously served on the board of directors of public biotechnology companies including Crinetics Pharmaceuticals, Inc, Merus, N.V., Apollo Endosurgery, Inc. and Akebia Therapeutics, Inc. He also served on the board of directors of several private biotechnology and pharmaceutical companies including PROCEPT BioRobotics Co., Kanyos Bio, Inc., Unchained Labs, Inc., Anokion Therapeutics, Alios Biopharma, Inc. and ProteinSimple, Inc. Mr. Nielsen received a M.Sc. in chemical engineering from the Technical University of Denmark and a Masters in management of technology and economics from the Center for Technology, Economics and Management at the Technical University of Denmark. We believe that Mr. Nielsen is qualified to serve on our board of directors due to his experience as a venture capitalist and serving on various biotechnology and biopharmaceutical company boards.

ANDREAS WICKI, PH.D.

Chief Executive Officer of HBM Healthcare Investments AG
Director since 2017
Age 62

Committees: Audit Committee, Compensation Committee

Andreas Wicki, Ph.D., has served on our board of directors since September 2017. Dr. Wicki has served as Chief Executive Officer of HBM Healthcare Investments AG (formerly HBM BioVentures AG) since July 2001. From 1998 to 2001, Dr. Wicki was the Senior Vice President of the European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and Chief Executive Officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. Dr. Wicki currently serves on the board of directors of Pacira BioSciences, Inc., a public pharmaceutical company, Buchler GmbH, HBM Healthcare Investments (Cayman) Ltd., HBM BioCapital Ltd., Viela Bio, Inc., a public clinical-stage biotechnology company, and Vitaeris, Inc., a private clinical-stage biopharmaceutical company. Dr. Wicki is a life sciences entrepreneur and investor with over 20 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry from the University of Bern, Switzerland. We believe Dr. Wicki is qualified to serve on our board of directors due to his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. In accordance with our corporate governance guidelines, a copy of which is posted in the Corporate Governance section of our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights, our board of directors does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our corporate governance guidelines, from time to time, our board of directors may determine that the board should have a lead director who may perform such additional duties as our board of directors may otherwise determine and delegate. Our nominating and corporate governance committee will periodically consider our board’s leadership structure and make recommendations to change the structure as it deems appropriate.
Currently, Mr. Aronin serves as Chair of the Board and we do not have a lead independent director. As a founder of our company, Mr. Aronin is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The board of directors believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the board of directors. Moreover, each of the directors, other than Mr. Jacobs and Mr. Aronin, are independent. Mr. Jacobs and Mr. Aronin do not serve on any committees of the board of directors. The board of directors believes that the independent directors provide effective oversight of management.
Board Meetings and Committees
We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. During our fiscal year ended December 31, 2020, our board of directors held six meetings (including regularly scheduled and special meetings), our audit committee held two meetings, our compensation committee held one meeting and our nominating and corporate governance committee held one meeting. During our fiscal year ended December 31, 2020, each director attended at least 75% of the (i) total number of meetings of our board of directors held during the period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they served during the periods that they served.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board and all committees on which the director sits. A director who is unable to attend a meeting of the board or a committee is expected to notify the Chair of the board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

In connection with our initial public offering (“IPO”) in August 2020, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
AUDIT COMMITTEE
Our audit committee consists of Messrs. Graf, Nielsen and Sender and Dr. Wicki, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has also affirmatively determined that Messrs. Graf, Nielsen and Sender and Dr. Wicki each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 and Nasdaq rules. Nasdaq and the SEC rules require that our audit committee be composed of at least three members, subject to certain permitted phase-in rules for newly public companies. We are currently in compliance with these “phase-in” provisions, with all four members of our audit committee satisfying the applicable independence requirements and we intend for all members of the audit committee to continue meeting the required independence standards at the one-year anniversary of our IPO (August 19, 2021). Each member of our committee meets the financial literacy requirements under Nasdaq listing standards. Mr. Sender is the Chair of our audit committee and an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
COMPENSATION COMMITTEE
Our compensation committee consists of Messrs. Gracias and Sender and Dr. Wicki, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, our board has determined that Messrs. Gracias and Sender and Dr. Wicki are also “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Gracias is the Chair of our compensation committee. Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•	reviewing and setting, or making recommendations to our board of directors regarding, the compensation of our other executive officers;
•	reviewing and making recommendations to our board of directors regarding director compensation;

•	reviewing and approving, or making recommendations to our board of directors regarding, our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our nominating and corporate governance committee consists of Messrs. Nielsen and Sabater, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Mr. Sabater is the Chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:
•	identifying qualified individuals to serve as members of our board of directors;
•	reviewing the structure and membership of our board of directors and its committees;
•	reviewing our corporate governance guidelines; and
•	overseeing self-evaluations of our board of directors and management.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
BOARD AND COMMITTEE PERFORMANCE EVALUATIONS
Our board of directors and each of its committees will conduct periodic self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for overseeing such periodic self-evaluations.
Compensation Committee Interlocks and Inside Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Stockholder Recommendations and Nominations to the Board of Directors
In connection with our first annual meeting of stockholders and pursuant to our Current Report on Form 8-K filed with the SEC on February 19, 2021, to be considered for inclusion at the Annual Meeting, stockholder proposals must have been submitted in writing by March 1, 2021. Additionally, any stockholder who intended to submit a proposal regarding a director nomination or who intended to submit a proposal regarding any other matter of business for consideration at the Annual Meeting must have also delivered notice of any such nomination or proposal (including any additional information specified in the Bylaws) to the Company on or before the close of business on March 1, 2021. No such recommendations or nominations were received from our stockholders for consideration at the Annual Meeting.
For annual or special meetings that occur subsequent to our first annual meeting of stockholders, our Bylaws provide that stockholders seeking to nominate candidates for election as directors at any such meeting of stockholders must provide timely notice thereof in writing. To provide timely notice of a nomination at an annual meeting, a stockholder’s notice must generally be received in writing by the Secretary at our principal executive offices with such notice being served not less than 90 nor more than 120 days before the anniversary of the preceding year’s annual meeting. To be considered timely notice of a nomination at a special meeting, a stockholder’s notice must generally be received not more than 120 days prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting and (ii) the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made.
Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting (although our board of directors does have the power to determine whether any such nomination has been made in accordance with our Bylaws), our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462. Such recommendations must include all of the information required by our Bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors. For more information, see the section above titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on Page 7.
Anti-Hedging Policy
Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees, and certain consultants specified by management. The policy prohibits our directors, officers, employees and specified consultants from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the our equity securities, or that may cause an officer, director, employee or specified consultant to no longer have the same objectives as our other stockholders.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our Secretary at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.
Corporate Governance Overview
We regularly monitor developments and trends in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal and state laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.
Corporate Governance Guidelines and Code of Ethics and Conduct Policy
Our board of directors has adopted our Corporate Governance Guidelines that address items such as:
•	director qualifications and criteria;
•	director orientation and continuing education;
•	service on other boards;
•	independence and separate sessions of independent directors;
•	the potential for a lead director;
•	board access to senior management and independent advisors;

•	succession planning;
•	board of director committees; and
•	board of directors meetings.
In addition, our board of directors has adopted our Code of Ethics and Conduct Policy which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:
•	conflicts of interest;
•	disclosures;
•	compliance with laws, rules and regulations;
•	insider trading;
•	reporting, accountability and enforcement;
•	corporate opportunities;
•	confidentiality and protection and proper use of company assets
•	fair dealing;
•	corporate loans and guarantees;
•	gifts and favors and personal investments;
•	retaliation, discrimination and harassment;
•	political contributions; and
•	personal conduct and social media
The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct Policy is posted in the Corporate Governance section of our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights. We will post any amendments to our Corporate Governance Guidelines, Code of Ethics and Conduct Policy and any waivers of our Code of Ethics and Conduct Policy for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, competitive, legal and compliance, cybersecurity, privacy, platform and product innovation and reputational. We have designed and implemented processes to manage such risks. Although management is responsible for the day-to-day risks we face, one of the key functions of our board of directors is to oversee our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The committees of our board of directors oversee and review risks that are inherent in their respective areas of oversight. The board of directors periodically receives reports by each committee chair regarding the committee’s considerations and actions. The board of director’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Audit Committee
Our audit committee is primarily responsible for reviewing our major financial risk exposures, our internal controls over financial reporting, our disclosure controls and procedures, related party transactions and legal and regulatory compliance, and, among other things, discusses risk assessment and risk management matters with management and our independent auditors. Our audit committee also reviews matters relating to cybersecurity and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.

Compensation Committee
Our compensation committee is primarily responsible for reviewing our risks and exposures associated with executive compensation programs and arrangements, including overall incentive and equity plans
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is primarily responsible for reviewing our risks and exposures associated with board membership, structure and function, corporate governance and overall board effectiveness.
Succession Planning
Our board of directors (or a committee delegated by our board of directors) will work on a periodic basis with our Chief Executive Officer to evaluate the Company’s succession plans for our Chief Executive Officer to ensure adequate succession plans are in place and periodically review the performance of our Chief Executive Officer.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Three Class I directors have been nominated to be elected at the Annual Meeting for a three-year term to succeed the Class I directors whose term is then expiring. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved Mr. Aronin, Mr. Graf and Mr. Jacobs as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Aronin, Mr. Graf and Mr. Jacobs will serve as Class I directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Aronin, Mr. Graf and Mr. Jacobs. We expect that each of Mr. Aronin, Mr. Graf and Mr. Jacobs will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
Vote Required
Our Bylaws provide for plurality voting for the election of directors. “Plurality” means that the three individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Full details of our plurality voting policy for nominees are set forth in our Bylaws, which are available via the SEC’s website at https://www.sec.gov.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2021. Deloitte has served as our auditor since 2017.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by Deloitte for our fiscal years ended December 31, 2020 and 2019.
	2020	2019
	(IN THOUSANDS)
Audit Fees(1)	$ 1,115	$ 730
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$1,115	$730
(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, reviews of our unaudited quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In fiscal years 2019 and 2020, this category also includes fees for services incurred in connection with our IPO.

Auditor Independence
In our fiscal year ended December 31, 2020, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Pre-Approval Policies and Procedures
Our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. In addition, it has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to our entering into a contract with the independent registered public accounting firm for such services. All services provided by Deloitte for our fiscal years ended December 31, 2019 and 2020 were pre-approved by our board of directors in accordance with this policy.

Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm requires more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. The audit committee operates under a written charter approved by Harmony’s board of directors, which is available on Harmony’s website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights and contains its specific responsibilities. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for Nasdaq and the SEC rules. The audit committee will review and assess the adequacy of its charter and the audit committee’s performance on a periodic basis.
With respect to Harmony’s financial reporting process, Harmony’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Harmony’s consolidated financial statements. Harmony’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of Harmony’s consolidated financial statements in accordance with auditing standards promulgated by the PCAOB, and expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Harmony’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte;
•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•
received the written disclosures and the letters from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Gary Sender (Chair)
R. Mark Graf
Jack Bech Nielsen
Andreas Wicki, Ph.D.
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of the date of this proxy statement. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
NAME	AGE	POSITION
John C. Jacobs	54	President and Chief Executive Officer
Sandip Kapadia	51	Chief Financial Officer
Jeffrey Dayno, M.D.	63	Chief Medical Officer
Jeffrey Dierks	49	Chief Commercial Officer
Andrew Serafin	46	Chief Strategy Officer
John C. Jacobs. Mr. Jacobs has served as our President and Chief Executive Officer and on our board of directors since June 2018. Previously, Mr. Jacobs served as our Executive Vice President and Chief Commercial Officer from October 2017 to June 2018. Prior to joining us, Mr. Jacobs served as the Senior Vice President and General Manager of the Respiratory Business Unit of Teva Pharmaceuticals Industries Ltd., or Teva, a public pharmaceutical company, from September 2017 to October 2017. He also served as Senior Vice President of Commercial Operations and Innovation of Teva, from September 2016 to September 2017, and as Vice President and General Manager of Teva’s Branded Business in Canada from July 2014 to September 2016. Mr. Jacobs has held positions of increasing scope and responsibility at major pharmaceutical companies including Cephalon Inc., a former public biopharmaceutical and biotechnology company, Wyeth, LLC, a public pharmaceutical company, and Pfizer Inc., a public pharmaceutical and biotechnology company. He has over 25 years of commercial, operations, business and leadership experience across multiple therapeutic areas including central nervous system, sleep disorders, pain care and respiratory, as well as rare disease and other specialty markets. Mr. Jacobs received a B.S. in business from State University of New York College at Plattsburgh and an M.B.A. from The State University of New York at Binghamton. We believe that Mr. Jacobs is qualified to serve on our board of directors due to his skills and experience in brand marketing in the biopharmaceutical industry.
Sandip Kapadia. Mr. Kapadia has served as our Chief Financial Officer since March 2021. Mr. Kapadia previously served as Chief Financial Officer at Intercept Pharmaceuticals, Inc. (“Intercept”), a biopharmaceutical company, from July 2016 to March 2021. Prior to joining Intercept, Mr. Kapadia served as Vice President and Chief Financial Officer at Sandoz Inc., a division of Novartis AG, from July 2014 to June 2016. Mr. Kapadia has served as a director of Passage Bio, Inc., a public biopharmaceutical company, since December 2019. He has also served as a director of Molecular Partners AG since April 2020 and VectivBio Holding AG since October 2020. Mr. Kapadia received an M.B.A. from Rutgers Graduate School of Management and a B.B.A from Montclair State University.
Jeffrey Dayno, M.D. Dr. Dayno has served as our Chief Medical Officer since November 2017. Dr. Dayno also served as Chief Medical Officer of Eaglet Co., now known as Zyla Life Sciences, from July 2014 to October 2017. Prior to joining Eaglet Co., Dr. Dayno served as Vice President of Global Medical Affairs at ViroPharma, Inc., from August 2011 to January 2014, at which time it was acquired by Shire Pharmaceuticals. Since March 2016, Dr. Dayno has served on the board of directors of Atrin Pharmaceuticals, LLC, a private biopharmaceutical company. Dr. Dayno completed his residency in neurology at Temple University Hospital then completed a fellowship in stroke and cerebrovascular diseases at Henry Ford Hospital in Detroit, Michigan, as part of a National Institutes of Health program grant in stroke. He has over 10 years of experience in clinical and academic medicine and was on the faculty at Jefferson Medical College. Dr. Dayno also has over 20 years of experience in the pharmaceutical industry in leadership roles in companies including Merck & Co., Inc., a public pharmaceutical company, and Cephalon Inc., a formerly public biopharmaceutical and biotechnology company, which was acquired by Teva. He was one of the founding members and served as the Chairman of the Board of the Philadelphia Stroke Council, a non-profit organization dedicated to patient awareness and professional education to advance the efforts toward acute stroke treatment. Since March 2013, Dr. Dayno has been a member of the board of visitors of Temple University School of Medicine. Dr. Dayno received a B.A. in international studies from Trinity College and an M.D. from Temple University School of Medicine.
Jeffrey Dierks. Mr. Dierks has served as our Chief Commercial Officer since July 2018. Prior to his role as Chief Commercial Officer, Mr. Dierks served as our Vice President of Marketing from October 2017 to July 2018. Prior to joining Harmony, Mr. Dierks served in senior marketing roles leading the U.S. Pain Care & Wakefulness portfolio from June 2014 to December 2016 and U.S. Migraine Marketing from December 2016 to October 2017 at Teva Pharmaceuticals. Before joining Teva, Mr. Dierks held commercial roles of increasing responsibility at several major pharmaceutical companies, including Janssen Pharmaceuticals Inc., Endo Pharmaceuticals and Wyeth Pharmaceuticals. In 2017, PM360 magazine honored Mr. Dierks as a transformational leader in the pharmaceutical industry and in 2010 with the Trailblazer Award. Mr. Dierks has over 20 years of commercial experience and has led brand teams across numerous therapeutic areas including central nervous system, sleep disorders, pain care and migraines, as well as rare diseases. Mr. Dierks received a B.A. in political science from Western Maryland College and an M.B.A. in marketing from Temple University’s Fox School of Business.
Andrew Serafin. Mr. Serafin has served as our Chief Strategy Officer since January 2021. Previously, Mr. Serafin served as our Chief Business Officer from December 2018 to January 2021 and as our Senior Vice President of Business Development and Corporate Strategy from September 2017 to December 2018. Previously, Mr. Serafin served as the Vice President of Business Development at Marathon Pharmaceuticals, LLC, a private development-stage biopharmaceutical company, from August 2015 to May 2017. He also served as the Vice President of Business Development and General Counsel of AltaThera Pharmaceuticals, LLC, a private pharmaceutical company, from April 2015 to August 2015, and the Vice President of Deal Integration and Associate General Counsel of Lundbeck Inc., or Lundbeck, from July 2006 to March 2015. He also served as acting General Counsel of Lundbeck for six months during his time with the company. Mr. Serafin has over 20 years of experience in mergers and acquisitions and corporate legal counseling in the pharmaceutical, healthcare and technology sectors. He received a B.S. in finance from University of Illinois at Urbana-Champaign, a J.D. from Loyola University Chicago School of Law and an M.B.A. from Northwestern University Kellogg School of Management.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:
•	John C. Jacobs, President and Chief Executive Officer;
•	Jeffrey Dayno, Chief Medical Officer; and
•	Jeffrey Dierks, Chief Commercial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John C. Jacobs President and Chief Executive Officer	2020	473,068	460,035	2,296,436	835	3,230,374
	2019	454,000	391,575	—	88	845,663
Jeffrey Dayno Chief Medical Officer	2020	431,388	301,972	1,968,249	885	2,702,494
	2019	414,000	238,050	20,000	148	672,198
Jeffrey Dierks(4) Chief Commercial Officer	2020	308,703	172,873	2,218,128	878	2,700,582

(1)
Amounts reported include actual annual bonuses earned in 2020 under our annual bonus program to reward each of the named individuals’ contributions to the Company in 2020. We provide additional information regarding the annual bonuses in “—Narrative to Summary Compensation Table—2020 Bonuses” below.

(2)
Amounts reflect the full grant-date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 12 to our financial statements included in our Annual Report on Form 10-K filed on March 25, 2021.

(3)
Amounts reported include life insurance premiums ($214, $214 and $199 for Messrs. Jacob, Dayno and Dierks, respectively) and gross-up payments to cover personal income taxes pertaining to Company-paid long-term disability coverage ($621, $671 and $679 for Messrs. Jacob, Dayno and Dierks, respectively).

(4)	Mr. Dierks was not a named executive officer in 2019.
Narrative to Summary Compensation Table
2020 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
The annual base salaries for Messrs. Jacobs, Dayno and Dierks for 2020 were $473,068, $431,388 and $308,703, respectively. Effective January 1, 2021, the base salaries payable to our named executive officers increased by 3.3% (for Messrs. Jacobs and Dayno) and by 15.4% (for Mr. Dierks) to $488,680, $445,624 and $356,250, respectively.
2020 Bonuses
Under our annual bonus program, our board of directors may approve, in its discretion, annual cash bonuses based on its assessment of the applicable executive’s performance for the year. In 2020, each of Messrs. Jacobs, Dayno and Dierks was eligible to earn a discretionary cash bonus targeted at 50% (for Messrs. Jacobs and Dayno) and 40% (for Mr. Dierks) of the applicable executive’s base salary, to reward their contributions to the Company. For calendar year 2020, the actual annual cash bonuses earned by each of Messrs. Jacobs, Dayno and Dierks were $460,035, $301,972 and $172,873, respectively.

Each of these cash bonuses awarded to or earned by the named executive officers in 2020 are set forth above in the Summary Compensation Table in the column entitled “Bonus.”
Equity Compensation
We historically have granted stock options as the primary incentives for long-term compensation to our named executive officers, because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price.
Stock options granted prior to our IPO were granted pursuant to the Harmony Biosciences Holdings, Inc. Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”); in connection with our IPO, we adopted our 2020 Incentive Award Plan (the “2020 Plan”), which is the primary vehicle pursuant to which we have granted equity awards since our IPO.
In 2020, we granted to each of Messrs. Jacobs, Dayno and Dierks two stock option awards: one award was granted in March 2020 (the “March Options”) and the other award was granted in August 2020 in connection with our IPO (the “IPO Options”). The options cover a number of shares of our common stock as set forth in the table below, and generally vest in equal installments on the first five anniversaries of the applicable vesting commencement date, subject to continued employment through the applicable vesting date. The March Options will accelerate in full upon a “change in control” (as defined in the Equity Incentive Plan).
The following table sets forth the stock option awards granted to our named executive officers in the 2020 fiscal year.
Named Executive Officer	Number of Shares Subject to Options Granted in 2020
John C. Jacobs	(1)	38,160
	(2)	144,856
Jeffrey Dayno	(1)	12,172
	(2)	132,260
Jeffrey Dierks	(1)	24,345
	(2)	144,856
(1)	Reflects the March Options.
(2)	Reflects the IPO Options.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We did not make any matching contributions in 2020 under our 401(k) plan.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts; and
•	short-term and long-term disability insurance.
Other Perquisites and Tax Gross-Ups. We also provide life insurance and accidental death and dismemberment insurance to our vice presidents and above, including our named executive officers, that is over and above the insurance provided to our full-time employees generally. In addition, we make gross-up payments to cover the personal income taxes of our full-time employees, including our named executive officers, that pertain to the Company-paid long-term disability coverage provided by us.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.
				Option Awards
Name		Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John C. Jacobs	(1)	10/2/2017	10/1/2017	188,851	125,901	$8.22	10/2/2027
	(1)	10/1/2018	10/1/2018	48,691	73,037	$8.22	10/1/2028
	(1)	3/4/2020	3/1/2020	—	38,160	$8.22	3/4/2030
	(2)	8/18/2020	8/21/2020	—	144,856	$24.00	8/18/2030
Jeffery Dayno	(1)	11/13/2017	11/1/2017	62,082	41,388	$8.22	11/13/2027
	(1)	1/7/2019	1/1/2019	1,217	4,869	$8.22	1/7/2029
	(1)	3/4/2020	3/1/2020	—	12,172	$8.22	3/4/2030
	(2)	8/18/2020	8/21/2020	—	132,260	$24.00	8/18/2030
Jeffrey Dierks	(1)	10/2/2017	10/1/2017	29,215	19,477	$8.22	10/2/2027
	(1)	10/1/2018	10/1/2018	4,868	7,304	$8.22	10/1/2028
	(1)	3/4/2020	3/1/2020	—	24,345	$8.22	3/4/2030
	(2)	8/18/2020	8/21/2020	—	144,856	$24.00	8/18/2030
(1)
These stock options were granted under the Amended and Restated Equity Incentive Plan. Each option vests and becomes exercisable with respect to 20% of the shares of our common stock underlying the option annually on the first five anniversaries of the applicable vesting commencement date, subject to continued employment through the applicable vesting date. In addition, each option will vest and become exercisable in full upon the occurrence of a change in control.

(2)
These stock options were granted under the 2020 Incentive Award Plan in connection with our IPO. Each option vests and becomes exercisable with respect to 20% of the shares of our common stock underlying the option annually on the first five anniversaries of the vesting commencement date, subject to continued employment through the applicable vesting date.

Executive Compensation Arrangements
The following summarizes the material terms of the employment offer letters and employment agreements with each of our named executive officers.
John C. Jacobs Employment Agreement
On September 6, 2017, we entered into an employment agreement with John C. Jacobs, which was amended and restated effective upon the completion of our IPO. Under the agreement, Mr. Jacobs’ employment will continue until terminated upon written notice by either party in accordance with the employment agreement.
Pursuant to his employment agreement, as amended and restated, Mr. Jacobs’ annual base salary is $473,068. In addition, Mr. Jacobs (and his spouse and/or eligible dependents) are eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees with comparable responsibilities.
Mr. Jacobs is eligible to earn annual discretionary cash bonuses, determined by our board of directors (or a subcommittee thereof) in its sole discretion based on its assessment of individual and our performance. Mr. Jacobs’ target bonus and maximum bonus opportunities are 50% and 75%, respectively, of his annual base salary. The payment of any annual bonus, to the extent any annual bonus becomes payable, will be contingent upon Mr. Jacob’s continued employment through the applicable payment date.
In connection with entering into his employment agreement as in effect prior to the completion of our IPO, Mr. Jacobs was awarded a stock option to purchase 314,751 shares of our common stock. The option vests as to 20% of the shares underlying the option on each of the first five anniversaries of the grant date, subject to Mr. Jacobs continued employment with the Company through each applicable vesting date, provided, that upon a “change in control” (as defined in Mr. Jacobs’ employment agreement), Mr. Jacobs’ stock option will accelerate and vest in full subject to his continued employment through such date.
Under his employment agreement, if Mr. Jacobs’ employment is terminated without “cause” or due to his resignation for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) 12 months of continued payment of base salary; (ii) 12 months of continued coverage under our group health plans at the same level and cost to Mr. Jacobs as was in place prior to the termination date; and (iii) up to three months of outplacement services. If either such termination occurs within 12 months following a “change in control,” then, in addition to the payments and benefits described above, Mr. Jacobs will receive a lump-sum cash payment equal to his target annual bonus for the year in which the termination occurs, pro-rated through the date of such termination.
Mr. Jacobs’ employment agreement contains customary confidentiality provisions, as well as standard non-compete and employee non-solicitation restrictions effective during employment and for one year thereafter. Mr. Jacobs’ employment agreement as amended and restated includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will be reduced so that such payments are not subject to the excise tax under Section 4999 of the Code.
Jeffrey Dayno Offer Letter
On October 10, 2017, we entered into an offer letter with Jeffrey Dayno. Mr. Dayno’s employment under the offer letter is at-will, and will continue until terminated at any time by either party.
Pursuant to his offer letter, Mr. Dayno is entitled to receive an annual base salary of $400,000 per year; as noted above, Mr. Dayno’s 2020 annual base salary was $431,388. In addition, Mr. Dayno is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.
Mr. Dayno is eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual performance goals relating to our growth and overall performance. Mr. Dayno’s target bonus opportunity is 50% of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Mr. Dayno’s continued employment through the applicable payment date.
In connection with entering into his offer letter, Mr. Dayno was awarded a stock option to purchase 103,469 shares of our common stock. The option vests as to 20% of the shares underlying the option on each of the first five anniversaries of Mr. Dayno’s employment start date, subject to his continued employment with the Company through each applicable vesting date, provided, that upon a “change in control” (as defined in the Equity Incentive Plan), Mr. Dayno’s stock option will accelerate and vest in full subject to his continued employment through such date.
Jeffrey Dierks Offer Letter
On September 7, 2017, we entered into an offer letter with Jeffrey Dierks. Mr. Dierks’ employment under the offer letter is at-will, and will continue until terminated at any time by either party.
Pursuant to his offer letter, Mr. Dierks is entitled to receive an annual base salary of $250,000 per year; as noted above, Mr. Dierks’ 2020 annual base salary was $308,703. In addition, Mr. Dierks is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.
Mr. Dierks is eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual performance goals relating to our growth and overall performance. Pursuant to his offer letter, Mr. Dierks’ target bonus opportunity is up to 35% of his annual base salary; as noted above, Mr. Dierks’ 2020 target bonus opportunity was 40% of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Mr. Dierks’ continued employment through the applicable payment date.
In connection with entering into his offer letter, Mr. Dierks was awarded a stock option to purchase 48,692 shares of our common stock. The option vests as to 20% of the shares underlying the option on each of the first five anniversaries of the grant date, subject to Mr. Dierks’ continued employment with the Company through each applicable vesting date, provided, that upon a “change in control” (as defined in the Equity Incentive Plan), Mr. Dierks’ stock option will accelerate and vest in full subject to his continued employment through such date.

Separation Plan
In June 2020, our board of directors adopted the Harmony Biosciences, LLC Separation Plan (the “Separation Plan”), which provides for the payment of certain severance and other benefits to eligible employees, including certain of our named executive officers, following qualifying terminations of employment in connection with a “change in control” (as defined in the Separation Plan) of the Company. Messrs. Dayno and Dierks participate in the Separation Plan.
Under the Separation Plan, if during the period commencing on the 30th day immediately preceding the date on which a change in control is consummated and ending on the three-month anniversary of such change in control, (i) a participant’s employment is terminated by us without “cause” (excluding death or “disability”) or by the participant for “good reason” (each, as defined in the Separation Plan) and (ii) the participant is not offered a comparable position by an acquirer, then, we will pay or provide to the participant the following:
i.
a lump sum cash payment, payable within 60 days following the termination date, equal to the sum of (A) the participant’s target bonus as in effect for the year in which the termination occurs, prorated for the portion of the year the participant was employed by us; (B) one half of the participant’s highest annual base salary as in effect during the 12-month period immediately preceding the termination date or the date of the change in control (whichever is earlier); and (C) the amount necessary to cover the full cost of healthcare coverage under our group health plans for a period of six months following the termination date; and

ii.	outplacement services for a period of 45 days.
A participant’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in our favor, and continued compliance with the restrictive covenants contained in the Separation Plan (which includes customary confidentiality and non-disparagement provisions, as well as standard non-compete and employee/customer non-solicitation restrictions effective during employment and for one year thereafter).
Director Compensation
Director Compensation Program
In connection with our IPO, our board of directors adopted and our stockholders approved a non-employee director compensation program (the “Director Compensation Program”), which became effective in connection with the completion of the IPO. Prior to the effectiveness of the Director Compensation Program, we did not provide compensation to our non-employee directors.
The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors other than Andreas Wicki (each, an “Eligible Director”). Jeff Aronin, the Chairman of our board of directors, only will be eligible to receive cash compensation under the Director Compensation Program.
The Director Compensation Program consists of the following components:
Cash Compensation:
•	Annual Retainer: $45,000
•	Annual Committee Chair Retainer:
•	Audit: $20,000
•	Compensation: $15,000
•	Nominating and Corporate Governance: $10,000
•	Annual Committee Member (Non-Chair) Retainer:
•	Audit: $10,000
•	Compensation: $8,000
•	Nominating and Corporate Governance: $5,000
•	Annual Non-Executive Chairman of the Board Retainer: $40,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation:
Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our board of directors automatically shall be granted, on the date on which such Eligible Director is appointed or elected to serve on our board of directors, a stock option to purchase shares of our common stock with a value (determined using a Black-Scholes option value) as set forth below:
•	Audit Committee Chair: $230,000
•	Compensation Committee Chair: $175,000
•	Nominating and Corporate Governance Chair: $125,000
•	Eligible Director (Non-Chair): $125,000
Each Initial Grant will vest in substantially equal installments on each monthly anniversary of the applicable grant date, such that the award is fully vested on the third anniversary of the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
Annual Grant: An Eligible Director who is serving on our board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year beginning with calendar year 2021 shall be granted, on such annual meeting date, a stock option to purchase shares of our common stock with a value (determined using a Black-Scholes option value) as set forth below:
•	Audit Committee Chair: $230,000
•	Compensation Committee Chair: $175,000
•	Nominating and Corporate Governance Chair: $125,000
•	Eligible Director (Non-Chair): $125,000
Each Annual Grant will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to continued service through the applicable vesting date.
In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of our Company (as defined in the 2020 Plan).
Compensation under our Director Compensation Program will be subject to the annual limits on nonemployee director compensation set forth in the 2020 Plan, as described below.
Equity Awards to Directors in 2020
In 2020, certain of our non-employee directors were granted awards of stock options, as set forth in the table below.
Non-Employee Director	Number of Shares Subject to Options Granted in 2020
Jeffrey S. Aronin(1)	1,259,611
Antonio Gracias(1)	12,617
R. Mark Graf(2)	4,604
Eric Motley(2)(3)	4,604
Jack Bech Nielson(1)	9,012
Juan A. Sabater(1)	9,012
Gary Sender(1)	16,583
(1)
These stock options will vest and become exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the closing date of our IPO, subject to continued service through the applicable vesting date; however, Mr. Aronin’s option will vest as to one-fifth of the shares on each of the first five anniversaries of closing date, subject to continued service through the applicable vesting date. In addition, these stock options will vest in full upon a change in control.

(2)
These stock options will vest and become exercisable over three years on each monthly anniversary of the applicable vesting commencement date, subject to continued service through the applicable vesting date. In addition, these stock options will vest in full upon a change in control.

(3)
Mr. Motley will resign from our board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

Director Compensation Table
The following table presents information regarding the compensation earned in 2020 by non-employee directors who served on our board of directors during the year; prior to the effectiveness of our IPO, we did not provide compensation to our non-employee directors in 2020. The compensation paid to Mr. Jacobs is presented above in the section entitled “Executive Compensation—2020 Summary Compensation Table.” Mr. Jacobs does not receive any compensation for his services as a member of our board of directors.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jeffrey S. Aronin	31,205	18,088,014	18,119,219
Antonio Gracias	22,027	175,000	197,027
R. Mark Graf (2)	7,534	125,000	132,534
Eric Motley (2)	6,164	125,000	131,164
Jack Bech Nielsen	22,027	125,000	147,027
Juan A. Sabater	20,192	125,000	145,192
Gary Sender	26,800	230,000	256,800
Andreas Wicki, Ph.D. (3)	—	—	—
(1)
Amounts reflect the full grant-date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards in Note 12 to our financial statements included in our Annual Report on Form 10-K filed on March 25, 2021.

(2)
Each of Messrs. Graf and Motley was appointed to our board of directors effective November 11, 2020, with Mr. Graf serving on the audit committee. The amounts shown in this table for Messrs. Graf and Motley are pro-rated for their partial year of service following our IPO. Mr. Motley will resign from our board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

(3)	Because Dr. Wicki did not participate in our Director Compensation Program during 2020 (following our IPO), he did not receive any compensation for his services on our board of directors in 2020.
The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.
Name	Options Outstanding at Fiscal Year End (#)
Jeffrey S. Aronin	1,259,611
Antonio Gracias	12,617
R. Mark Graf	4,604
Eric Motley(1)	4,604
Jack Bech Nielsen	9,012
Juan A. Sabater	9,012
Gary Sender	16,583
Andreas Wicki, Ph.D.	—
(1)
Mr. Motley will resign from our board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

Equity Compensation Plan Information Table
The following table summarizes the number of shares of our common stock that may be issued under our existing equity compensation plans as of December 31, 2020.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options(#)(1)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans ( excluding securities reflected in column (a) )(#)(2)
Equity compensation plans approved by stockholders (3)	5,247,524	17.58	4,116,547
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	5,247,524	17.58	4,116,547

(1)
Includes shares to be issued upon the exercise of outstanding stock options or stock appreciation rights, or upon the vesting of restricted stock unit awards, as of December 31, 2020. With respect to stock appreciation rights, the number of shares issuable upon exercised was calculated assuming exercise (and a fair market value of our common stock) on December 31, 2020.

(2)
Includes shares available for future grants under the 2020 Incentive Award Plan and Employee Stock Purchase Plan. As of our IPO, no further shares of our common stock will be issued under the Amended and Restated Equity Incentive Plan.

The number of shares available for issuance under the 2020 Incentive Award Plan will increase on the first day of each calendar year (beginning in 2021 and ending with 2030), equal to the lesser of (A) 4% of the shares outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our board of directors.
The number of shares available for issuance under the ESPP will increase on the first day of each calendar year (beginning in 2021 and ending with 2030) in an amount equal to the lesser of (i) 1% of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by our board of directors.
(3)
Consists of our Amended and Restated Equity Incentive Plan, 2020 Incentive Award Plan and Employee Stock Purchase Plan (ESPP). As of December 31, 2020, no rights to purchase our common stock had been granted under the ESPP and, accordingly, there were 629,805 shares available for issuance under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 22, 2021 (except as otherwise indicated) reflecting:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 56,892,406 shares of our common stock outstanding as of March 22, 2021. This total does not include unsettled shares. For the purpose of computing the percentage ownership of the entities and individuals in the chart directly below, we have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 22, 2021 to be outstanding and to be beneficially owned by the person holding the stock option regardless of settlement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	NUMBER OF SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	COMMON STOCK	%
5% or Greater Stockholders
Valor IV Pharma Holdings, LLC(1)	11,218,033	19.7%
Entities affiliated with FMR LLC (Fidelity)(2)	7,926,624	13.9%
HBM Healthcare Investments (Cayman) Ltd.(3)	4,641,779	8.2%
Entities affiliated with Vivo Capital LLC(4)	4,534,341	8.0%
Marshman Fund Trust II(5)	10,651,120	18.7%
Novo Holdings A/S(6)	3,622,471	6.4%
venBio Global Strategic Fund II LP(7)	3,504,624	6.2%
Named Executive Officers and Directors:
John C. Jacobs(8)	245,174	*
Jeffrey Dayno(9)	66,950	*
Jeffrey Dierks(10)	38,952	*
Jeffrey S. Aronin	—	*
Eric Motley(11)	767	*
Antonio Gracias(1)	11,218,033	19.7%
R. Mark Graf(12)	767	*
Jack Bech Nielsen(4)	42,702	*
Juan A. Sabater(1)	11,218,033	19.7%
Gary Sender	—	*
Andreas Wicki, Ph.D.(3)	4,641,779	8.2%
All current directors and executive officers (13 persons)(13)	16,369,887	28.8%
*	Represents beneficial ownership of less than 1% of outstanding shares of our common stock.
(1)	Based solely on information contained in a Schedule 13G filed on February 16, 2021. As of December 31, 2020, Valor IV Pharma Holdings, LLC

was the holder of record of the shares reported in the table above. Valor Management L.P. is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which, in turn, is the general partner of each of Valor Equity Partners IV L.P., Valor Equity Partners IV-A L.P. and Valor Equity Partners IV-B L.P. (collectively, the “Valor Funds”). The Valor Funds are the sole members of Valor IV Pharma Holdings, LLC. By virtue of their positions with Valor Management L.P., each of Messrs. Gracias and Sabater, both members of our board of directors, may be deemed to share beneficial ownership over the shares of the Company (the “Valor Shares”) held of record by Valor IV Pharma Holdings, LLC; however, each disclaims beneficial ownership of the Valor Shares. The address of Valor IV Pharma Holdings, LLC, Antonio Gracias and Juan Sabater is c/o Valor Equity Partners, 875 North Michigan Avenue, Suite 3214, Chicago, IL 60611.
(2)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2021, reporting the beneficial ownership of FMR LLC in its role as a parent holding company (“FMR”) as of December 31, 2020. As reported in such filing, FMR has sole voting power over 1,428,282 shares, sole dispositive power over 7,926,624 shares, and no shared voting or dispositive power over any shares. The address for each of the entities affiliated with FMR and identified above is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on information contained in a Schedule 13G filed on February 12, 2021. Consists of 4,641,779 shares of common stock held by HBM Healthcare Investments (Cayman) Ltd. Voting and investment power over the shares of the Company held by HBM Healthcare Investments (Cayman) Ltd. (the “HBM Shares”) is exercised by the board of directors of HBM Healthcare Investments (Cayman) Ltd. (the “HBM Board”). The HBM Board consists of Dr. Wicki, a member of our board of directors, Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the HBM Shares. The address for Dr. Wicki is Bundesplatz 1, CH-6301 Zug, Switzerland. The address for HBM Healthcare Investments (Cayman) Ltd. is Governor’s Square, Suite 4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(4)
Based solely on information contained in a Schedule 13G filed on September 1, 2020. Consists of (i) 4,300,261 shares of common stock held of record by Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P., for both of which Vivo Capital VIII, LLC is the general partner; (ii) 191,378 shares of common stock held of record by Vivo Opportunity Fund, L.P., for which Vivo Opportunity, LLC is the general partner; and (iii) 42,702 shares of Common Stock are held of record by Vivo Capital Fund IX, L.P., for which Vivo Capital IX, LLC is the general partner. Jack Nielsen, a member of our board of directors, is a Managing Partner of Vivo Capital LLC, the management company of Vivo Capital VIII, LLC, Vivo Opportunity, LLC and Vivo Capital IX, LLC. Vivo Capital VIII, LLC, Vivo Opportunity, LLC and Vivo Capital IX, LLC. Additionally, as a managing member of Vivo Capital IX, LLC, Jack Nielsen shares voting and dispositive power with respect to the shares held of record by Vivo Capital Fund IX, L.P. with other managing members, but disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein. The address for Jack Nielsen and each of the entities affiliated with Vivo Capital LLC and listed above is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, CA 94301.

(5)
Based solely on information contained in a Schedule 13G filed on January 29, 2021. Consists of 10,651,120 shares of common stock held by Marshman Fund Trust II (the “Marshman Shares”). Matthew Gaines, Lisa Aronin and Greg Aronin, serve as the trustees of Marshman Fund Trust II and as a result each may be deemed to beneficially own the Marshman Shares. Each of the trustees disclaims any such beneficial ownership of the Marshman Shares. The address for Marshman Fund Trust II is 330 N. Wabash Ave, Suite 3500, Chicago, IL 60611.

(6)
Based solely on information contained in a Schedule 13G/A filed on February 8, 2021. Consists of 3,622,471 shares of common stock held by Novo Holdings A/S (“Novo”). Novo, through its Board of Directors (the “Novo Board”), has the sole power to vote and dispose of the securities of the Company held by Novo Holdings A/S (the “Novo Shares”). The Novo Board may exercise voting and dispositive control over the Novo Shares only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the Novo Shares. The address of Novo is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(7)
Based solely on information contained in a Schedule 13G filed on February 16, 2021. Consists of 3,504,624 shares of common stock of the Company (the “venBio Shares”) held of record by venBio Global Strategic Fund II, L.P. (“Fund II”). venBio Global Strategic GP II, L.P. (“General Partner II”) is the sole general partner of Fund II, and GP Ltd. II is the sole general partner of General Partner II. Robert Adelman and Corey Goodman are directors of GP Ltd. II (collectively, the “venBio Directors”). Accordingly, each of General Partner II, GP Ltd. II, and the venBio Directors may be deemed to indirectly beneficially own the Shares reported herein. Each of Fund II, General Partner II, GP Ltd. II, and the venBio Directors disclaims beneficial ownership of such securities except for the shares, if any, such person holds of record. The address for Fund II, General Partner II and GP Ltd. II is c/o venBio Partners, LLC, 1700 Owens Street, Suite 595, San Francisco, CA 94158.

(8)	Represents 245,174 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 22, 2021.
(9)	Represents 66,950 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 22, 2021.
(10)	Represents 38,952 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 22, 2021.
(11)
Represents 767 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 22, 2021. Mr. Motley will resign from our board of directors, effective August 30, 2021, as a result of certain government limitations on board membership in connection with his appointment as Deputy Director of the National Gallery of Art.

(12)	Represents 767 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 22, 2021.
(13)
The common stock reported herein consists of (i) 15,936,207 shares of common stock beneficially owned by our directors and officers; (ii) 432,146 shares of common stock issuable upon settlement of options which our executive officers have the right to acquire within 60 days of March 22, 2021; and (ii) 1,534 shares of common stock issuable upon settlement of options which our directors have the right to acquire within 60 days of March 22, 2021. For the purposes of this calculation, the Valor Shares for which each of Messrs. Gracias and Sabater may be deemed beneficial owners are only counted once.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions since the beginning of our last fiscal year to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Second Amended and Restated Investors’ Rights Agreement
In August 2019, we entered into a Second Amended and Restated Investors’ Rights Agreement (the “IRA”), pursuant to which certain holders of our preferred stock, or the Preferred Investors, many of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated, are entitled to rights with respect to the registration of their shares under the Securities Act. The registration rights under the IRA terminate upon the earliest of: (i) such date after the completion of our IPO on which all shares of registrable securities may be sold during any three (3) month period pursuant to Rule 144 of the Securities Act, (ii) the fifth anniversary of the completion of our IPO, (iii) the occurrence of a deemed liquidation event or (iv) the date that no registrable securities remain outstanding that have not previously been sold to the public pursuant to a registration or in reliance on Rule 144 of the Securities Act.
Paragon Management Services Agreement
We were party to a management agreement for professional services provided by Paragon Biosciences, LLC (“Paragon”), an entity that shares common ownership with us. In addition, the Chairman of our board of directors, Mr. Aronin, is the President and owner of Paragon. For the year ended December 31, 2020, we incurred $7.1 million pursuant to this agreement. We terminated this agreement upon the consummation of our IPO in August 2020.
Paragon Right of Use Agreement
We are party to a right of use agreement with Paragon, whereby we have access to and the right to use certain office space leased by Paragon in Chicago, Illinois. For the year ended December 31, 2020, we incurred fees of $0.3 million pursuant to this agreement.
Other than as described above, since January 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Bylaws, we may purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and Bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Policies and Procedures for Related Person Transactions
In connection with the consummation of our IPO, we adopted a written policy on transactions with related persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which include material transactions, arrangements or relationships in which the Company was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. Transactions in excess of $120,000 are presumed to be a “material transaction,” although transactions involving lower amounts may be material based on the facts and circumstances. Our related person transaction policy provides that a related person is defined as any director, executive officer, nominee for director or beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of the foregoing persons or any firm, corporation or other entity in which (i) any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or (ii) any director, executive officer, nominee for director or 5%beneficial owner is employed.
Under our related persons transaction policy, the audit committee of our board of directors shall review the relevant facts and circumstances of each related person transaction (other than preapproved transactions such as certain compensation matters and certain transactions that arise in the ordinary course of business) and either approve or disapprove of such related person transaction. In determining whether to approve or disapprove of such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party, (ii) the extent of such related person’s interest in the transaction and (iii) take into account any conflicts of interest or corporate opportunity provisions outlined in our Code of Ethics and Conduct Policy. Under our policy, management must present to the audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto and also update the audit committee regarding any material changes to any approved or ratified related person transaction. Whenever feasible, such related person transaction shall not be consummated until the audit committee has approved or ratified such transaction. Management is also required to provide a status report of all then-current related person transactions at least annually at an audit committee meeting or as needed.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except for the following failures to timely file: one Form 4 for Marshman Fund Trust II (filed with the SEC on October 16, 2020) related to shares of our common stock purchased in connection with our IPO.
Fiscal Year 2020 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on our website at https://ir.harmonybiosciences.com/financial-information/sec-filings and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Harmony Biosciences Holdings, Inc., Attention: Investor Relations, 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.
Stockholders who receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.
Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “outlook,” “intend,” “expect,” “predict,” “potential” and similar expressions, or the negative of these terms and similar expressions, as they relate to Harmony, our business and our management. These statements include statements about Harmony’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements.
*  *  *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ John C. Jacobs
John C. Jacobs
President, Chief Executive Officer and Director
Plymouth Meeting, Pennsylvania
April 9, 2021

HARMONY BIOSCIENCES

HARMONY BIOSCIENCES HOLDINGS, INC.
630 WEST GERMANTOWN PIKE, SUITE 215
PLYMOUTH MEETING, PA 19462

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2021 for shares held directly and by 11:59 P.M. ET on 05/17/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HRMY2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2021 for shares held directly and by 11:59 P.M. ET on 05/17/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I directors to serve until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jeffrey S. Aronin   02) R. Mark Graf   03) John C. Jacobs

The Board of Directors recommends you vote FORthe following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000500067_1   R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

HARMONY BIOSCIENCES HOLDINGS, INC.
Annual Meeting of Stockholders
May 20, 2021 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Jacobs, CEO and Christian Ulrich, General Counsel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HARMONY BIOSCIENCES HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HRMY2021 at 1:00 PM, EDT on May 20, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for Proposals 1 and 2, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side

0000500067_2 R1.0.0.177